EXHIBIT 24
                                POWER OF ATTORNEY

     We, the undersigned Directors and Officers of Commerce Bancshares, Inc. do hereby name, constitute and appoint J. Daniel Stinnett, Jeffery D. Aberdeen or
A. Bayard Clark, our agent and attorney-in-fact, for each of us in our respective behalves as Directors and/or as Officer of Commerce Bancshares, Inc. to sign and execute a Registration Statement on Form S-3, and any amendments thereto, relating to the registration with the Securities and Exchange Commission of shares of common stock of Commerce Bancshares, Inc.

     Executed this 4th day of December, 1998.


/s/ David W. Kemper                              /s/ Giorgio Balzer
David W. Kemper                                  Giorgio Balzer


/s/ Fred L. Brown
Fred L. Brown                                      W. Thomas Grant II


/s/ James B. Hebenstreit                        /s/ Jonathan M. Kemper
James B. Hebenstreit                            Jonathan M. Kemper


/s/ Mary Ann Krey                                /s/ Terry O. Meek
Mary Ann Krey                                    Terry O. Meek


/s/ Benjamin F. Rassieur, III
Benjamin F. Rassieur, III                       John H. Robinson, Jr.


/s/ Dolph C. Simons, Jr.                         /s/ L.W. Stolzer
Dolph C. Simons, Jr.                             L.W. Stolzer


/s/ Andrew C. Taylor                             /s/ Robert H. West
Andrew C. Taylor                                 Robert H. West


/s/ A. Bayard Clark                              /s/ Jeffery D. Aberdeen
A. Bayard Clark                                  Jeffery D. Aberdeen